EXHIBIT 10.1
CFO Employment Agreement
between China Energy Corp. (OTCBB:CHGY)
and Jessie International Inc.

Party A: China Energy Corp. (OTCBB: CHGY)
Party B: Jessie International Inc.
Address: 160 Valley Road, Waterside, New Jersey, USA

I.           In the spirit of sincere cooperation and to seek mutual development, Party A engages Party B as its financial advisor (hereinafter “Financial Advisor”), Party B accepts the appointment. The Parties reach this agreement through friendly negotiations.

II.          Party B shall appoint a special person to communicate with Party A and provide its service to Party A as a team. Party B shall provide financial services to Party A in accordance with the content set forth under section 3 below.

III.        The content and form of the financial services provided by Party B is set forth below:

(a). Party B shall send its partner, Mr. Yuan Gong, to Party A to act as Party A’s CFO. Mr. Gong will assist Party A to complete its quarterly and annual audit report. Mr. Gong shall also help to get Party A to be listed on U.S. main board exchange and other financing related preparatory work. Mr. Gong may also play a leadership role under the authorization of Party A:

1.    Through the research of actual situations, designs an overall financial framework, plans and provides management recommendations for Party A.

2.    Helps Party A to complete audit, legal framework, option plan (employee stock option plan), and corporate governance and internal control related work.

3.    Participates in the selection of, evaluation of and negotiation with underwriters and private equity investors.

4.    Within the scope of authorization of Party A, represents or assists Party A to cooperate with parties and agencies related to public listing and private investment, including but not limited to, attorneys, auditors, underwriters, sell side analysts, institutional investors, investor relationship consulting company.

5.    Provide other related internal assistance  to Party A and other related participants in the private placement in providing professional knowledge .

IV.           Term of Service

In principle, the term of service stated herein shall be a period of  24 months  upon the execution of this agreement; however, the term may be extended if both parties, after consultation, agree,  and the manner of extension and the fees shall be determined separately.

V.            Service Fees and Manner of Payment

In order for Party B to provide the services set forth herein, Party A shall pay to Party B advisory fees and other related compensation in the amount and manner as follows:

1.    Within the term of service, Party A shall make monthly payments, one payment each month, of RBM30,000 to Party B; and the payment of RMB30,000 as prior month’s advisory fee shall be wired within the first 5 days of each month to the account designated by Party B as the daily maintenance amount from Party A for Party B to fulfill the advisory services as authorized by Party A set forth in Article III herein ..

2.    Party A shall be responsible for other expenses, including transportation and food and lodging accommodation expenses  outside Beijing City area incurred by Party B’s professionals involved in the project in connection with performing work to Party A pursuant to this agreement.

VI.           Party A’s Right

1.    Party A has the right to receive all the services set forth in this agreement.

2.    Party A has the autonomous  right with regard to its operation and  has the sole right to make final decision regarding  whether to adopt any advisory opinions and recommendations.

VII.          Party A’s Obligation

1.    Party A must inform Party B the true intention regarding the entrusted project  explicitly and accurately, provide all necessary personnel assistance to Party B’s work, provide all necessary documents and information to Party B in a timely manner, and to ensure the truthfulness, accuracy and completeness of the documents and information provided.

2.    Party A shall pay advisory fees according to the fee standard and in the manner stipulated by both parties.

VIII.         Party B’s Right

1.           According to the work requirement, Party B has the right to know, examine and request documents or information necessary to the fulfillment of its obligations as a financial advisor.

2.           Party B shall have the right to charge advisor’s fees pursuant to the fee standard and in the manner stipulated in the agreement by the two Parties.

IX.           Party B’s Obligations

1.           Party B shall carry out his obligations strictly in the area authorized by Party A and shall not transgress beyond the area authorized by Party A and shall not conduct any acts harmful to Party A’s interest.

2.           Party B must adhere to the professional ethics and maintain strictly confidentiality regarding Party A’s documents, information or other commercial secrets to which he has gained access in the course of providing fiscal advisory service and must adopt  measures to ensure the secrecy and safekeeping of certain documents.

X.            Party B’s Disclaimer

Party B shall bear no responsibility with regard to any business decision adopted by Party A after considering Party B’s advisory opinion and the risk arising out of such decision is solely Party A’s.

XI.           Breach of Agreement

1.           Any violation of the provisions herein by any party constitutes the breach of agreement; and the party that breached the agreement shall pay a maximum of RMB20,000 to the other party as breach penalty.

2.           Neither party shall engage in any acts that will damage the other party ’s interest such as malicious collusion   with any other third party, fraud, coercion or any other illegal acts.

XII.          Effectuation of This Agreement

This agreement becomes effective upon execution in the form of signature and seal by the authorized representatives of both Parties.

XIII.        Termination of This Agreement

1.           Within the existing, effective period of this agreement, in the event of force majeur or the occurrence of major changes in policies, economics, financing, law or of major personnel changes on the part of either parties, that render the continuation of fulfillment of this agreement meaningless to Party A or to Party B or to both sides of Party A and Party B, the two parties may, through consultation, terminate the fulfillment of this agreement and absolve the other party from any responsibility for breach of agreement.

2.           Through mutual consultation and consensus by both parties, this agreement may be terminated in written form and Party B shall not refund any advisory fees that have already been received before the date of termination of this agreement.

XIV.        Resolution of Conflicts

Any conflicts arising from the interpretation and fulfillment of this agreement and any conflicts regarding this agreement must first be resolved through consultation and negotiation between the two parties.  If consultation and negotiation fail, the conflicts shall be submitted to China International Economics and Commerce Arbitration Committee for arbitration in accordance to the Committer’s arbitration rules and other relevant State regulations.  The judgment by the Arbitration committee is final and binding to both parties.

XV.         Other Matters

Other matters not covered by this agreement shall be determined in negotiation between the two parties or be provided by supplementary agreement.  Supplementary agreement shall have the same effect as this agreement.

XVI.        Counterparts

This agreement has two counterparts, with one to each party of this agreement and both have the equal legal effect.

(This page is the execution page and has not other text)

Party A:                                China Energy Corp. (OTCBB:CHGY)
Authorized Representative (Signature):

December 14, 2009

Party B:                                Jessie International Inc.
Authorized Representative (Signature):

December 14, 2009